UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

GAIA, INC.

(Exact name of Registrant as Specified in Its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road
Louisville, Colorado		80027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 222-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GAIA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Results of Operations and Financial Condition.

On June 22, 2023, Gaia, Inc’s. (the “Company” or “Gaia”) Board of Directors (the “Board”) appointed James Colquhoun, age 41, as Chief Operating Officer, effective June 26, 2023. Mr. Colquhoun has served as a member of the Board since May 2020 and on the audit committee of the Board (the “Audit Committee”) since April 2021. Effective June 26, 2023, Mr. Colquhoun has resigned from the Audit Committee, but will remain a member of the Board. Mr. Colquhoun founded, and since 2008 has served as the Chief Executive Officer of, Food Matters, a digital media and production company. He also founded Food Matters TV Pty Ltd (FMTV), a health and wellness SVOD (subscription video on demand) company, and served as FMTV’s Chief Executive Officer until its acquisition by Gaia in June 2019. In connection with his appointment, Mr. Colquhoun will receive a base salary of $400,000 and an annual target bonus of up to 100% of his annual salary at the sole discretion of the compensation committee of the Board (the "Compensation Committee", a relocation assistance bonus of $50,000, and 162,001 restricted stock units ("RSUs") issued as a long-term incentive award under the Gaia, Inc. 2019 Long-Term Incentive Plan (the "2019 Plan"). These RSUs will vest on March 31, 2028 subject to continued employment. In addition, Mr. Colquhoun is entitled to one month of severance for each completed year of employment with a minimum of six months in the case of termination without cause. In connection with Mr. Colquhoun’s appointment as Chief Operating Officer, the Board has appointed Keyur Patel to serve on the Audit Committee.

On June 22, 2023, the Board appointed Kiersten Medvedich, age 50, as Gaia’s President, effective June 26, 2023. Ms. Medvedich has served as Gaia’s Executive Vice President, Content since June 2020. She previously served as Senior Vice President of Content, Vice President of Content Production and Senior Director of Content Production since joining Gaia in November 2016.

On June 22, 2023, Paul Tarell resigned as Chief Financial Officer of Gaia, effective June 26, 2023. Mr. Tarell will remain an employee until August 1, 2023 to ensure a smooth transition with his replacement. Mr. Tarell is resigning to pursue another interest and his resignation was not the result of any disagreement with Gaia relating to its operations, policies or practices.

On June 22, 2023, the Board appointed Ned Preston, age 51, as Chief Financial Officer, effective June 26, 2023. Mr. Preston previously served as the Chief Financial Officer of Tive Inc. from May 2022 to September 2022. Prior to that he served as Chief Financial Officer of Motional Inc. from April 2020 until April 2022. He was Senior Vice President of Finance at PTC Inc. from November 2016 until December 2019. Prior to this he served in various senior finance roles for several Fortune 500 technology companies during his career including Akamai Technologies, Inc. and Oracle Corporation. In connection with his appointment, Mr. Preston will receive a base salary of $375,000 and an annual target bonus of up to 100% of his annual salary at the sole discretion of the Compensation Committee, a relocation assistance bonus of $50,000, and 152,439 RSUs issued as a long-term incentive award under the 2019 Plan. These RSUs will vest 50% on March 31, 2026 and 50% on March 31, 2028 subject to continued employment.

On June 26, 2023, Gaia issued a press release announcing these management team changes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Gaia on June 26, 2023
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAIA, INC.

Date:	June 26, 2023	By:	/s/ Paul Tarell
Name: Paul Tarell Title: Chief Financial Officer